UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 1999

JDS Uniphase Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22874	94-2579683
(Commission File Number)	(IRS Employer Identification Number)

163 Baypointe Parkway
San Jose, California   95134
(Address of principal executive offices including zip code)

(408) 434-1800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN REPORT

Item 5. Other Items

On November 3, 1999, Registrant and Optical Coating Laboratory, Inc., a Delaware corporation ("OCLI") agreed to merge in a transaction pursuant to which, subject to the terms of a certain Agreement and Plan of Reorganization and Merger dated November 3, 1999, among Registrant, OCLI and a wholly-owned subsidiary of Registrant, OCLI will become a wholly-owned subsidiary of Registrant. The closing of the merger is conditioned upon, among other things, obtaining approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, other governmental and third party approvals and the consent of OCLI's stockholders. Accordingly, there can be no assurance that the merger will be completed.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1 Press Release dated November 4, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS UNIPHASE CORPORATION

By: /s/ ANTHONY R. MULLER

Anthony R. Muller
Senior Vice President,
Chief Financial Officer,
Secretary
(Principal Accounting Officer)

Dated: November 5, 1999

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 4, 1999.